UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


Date of Report: October 23, 1997

                             WORKFORCE SYSTEMS CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

      FLORIDA                       333-11169                  65-0353816
  ---------------                  ------------              --------------
  (State or other                  (Commission               (IRS Employer
  jurisdiction of                  File Number)              Identification
  incorporation)                                             Number)

                           7777 Glades Road, Suite 211
                              Boca Raton, Fl 333433
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: 561-488-4802



                                 Not Applicable
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)





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Item 5.     Other Event.

      As disclosed in the annual report on Form 10-KSB of Workforce Systems Corp., a Florida corporation (the "Company"), Yucatan Holding Company, a Florida corporation ("Yucatan") was the shareholder of record of an aggregate of 504,891 shares of the Company's common stock. Of such amount, Jayme Dorrough, the sole officer, director and shareholder of Yucatan held sole voting and depository power as to 304,891 shares and Ella Chesnutt, a former officer and director of both the Company and Yucatan, held sole voting and depository power as to the remaining 200,000 shares. On October 22, 1997 the Company repurchased the 304,891 shares of common stock from Yucatan over which Mrs. Dorrough held voting and depository power, which represented approximately 11.8% of the then issued and outstanding common stock. The terms of the cash transaction were not disclosed. Following such repurchase, the shares were returned to the treasury of the Company with the status of authorized but unissued common stock, thereby reducing the number of issued and outstanding shares of common stock to 2,278,455 shares.

      Following such transaction, Mrs. Dorrough, a member of the Board of Directors of the Company, voluntarily resigned her seat on the Company's Board.

































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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 1997                    By: /s/ Robert L. Hausman
                                              ---------------------
                                                Robert L. Hausman,
                                                President





























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